FULL AND FINAL RELEASE

TO:     NAVTECH APPLIED RESEARCH INC., DOROTHY ENGLISH and RAY
        ENGLISH AND ASSOCIATES, INC.

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WHEREAS:

A. NAVTECH APPLIED RESEARCH INC. ("NARI") is the registered and beneficial owner of EIGHT HUNDRED AND TWO THOUSAND, SEVEN HUNDRED AND SIXTY-SIX (802,766) issued and outstanding, fully paid and non-assessable, Common shares of COMPUFLIGHT, INC. ("Compuflight");

B.      Compuflight has changed its name to NAVTECH, INC.;

C. Pursuant to an Escrow Agreement dated June 29, 1998 and made between Raymond, Dorothy, Ray English and Associates Inc. and Waters & Hastings, Barristers and Solicitors (the "Escrow Agreement"), the said EIGHT HUNDRED AND TWO THOUSAND, SEVEN HUNDRED AND SIXTY-SIX (802,766) Common shares held by NARI in the capital stock of Compuflight were deposited by Ray English and Associates Inc. with the Escrow Agent, Waters & Hastings, to be held in trust until such time as the balance of the payments under a Loan Repayment Agreement dated June 29, 1998 made between Ray English and Associates Inc. and Raymond had been paid in full;

D. Notwithstanding the aforementioned Loan Repayment Agreement, Raymond has agreed to release the said EIGHT HUNDRED AND TWO THOUSAND, SEVEN
        HUNDRED AND SIXTY-SIX (802,766) Common shares from the terms and conditions of the Escrow Agreement subject to the transfer by NARI to Raymond of ONE HUNDRED AND FIFTY THOUSAND (150,000) Common shares in the capital stock of Compuflight and the payment of FIFTY THOUSAND ($50,000.00) DOLLARS in full satisfaction of the outstanding debt forming the subject matter of the aforementioned Loan Repayment Agreement.

E. Raymond has entered into an Agreement dated June 15, 2000 made among NARI, DOROTHY ENGLISH and Raymond providing for the release of the said EIGHT HUNDRED AND TWO THOUSAND, SEVEN HUNDRED AND SIXTY-SIX (802,766) Common shares from the terms and conditions of the Escrow Agreement subject to the terms and conditions contained therein (the "Agreement").

     IN CONSIDERATION of the transfer to Raymond of the ONE HUNDRED AND FIFTY THOUSAND (150,000) Common shares held by NARI in the capital stock of Compuflight pursuant to the Agreement, and other good and valuable consideration (the receipt and sufficient of which is acknowledged), the undersigned hereby releases you, your heirs, executors, administrators,


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legal personal  representatives and your successors and assigns, from all rights and interests the undersigned had, or may have had, in the EIGHT HUNDRED AND TWO THOUSAND, SEVEN HUNDRED AND SIXTY-SIX (802,766) Common shares in the capital stock of Compuflight which were subject to the terms and conditions of a Loan Repayment Agreement and Escrow Agreement, and from all rights and interests the undersigned had, or may have had, in the said Loan Repayment Agreement and the Escrow Agreement.

     The provisions hereof shall enure to the benefit of your heirs, executors, administrators, legal personal representatives, successors and assigns and shall be binding upon the undersigned, his heirs, executors, administrators and legal personal representatives.

     IN WITNESS WHEREOF the undersigned has hereunto affixed his hand and seal, the 31st day of August, 2000.

SIGNED, SEALED & DELIVERED       )
in the presence of               )
                                 )
/s/ Cynthia L. Hastings          )
-----------------------          )
As to R.H. Waters                )     /s/ R. H. Waters
                                 )     -------------------
                                       Raymond English by his power of attorney
                                       Robert H. Waters




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